Exhibits 5.1 and 23.2

LEATHERWOOD WALKER TODD & MANN, P.C.

JOHN E. JOHNSTON, JR.

HARVEY G. SANDERS, JR.

DAVID A. QUATTLEBAUM III

JOSEPH E. MAJOR

DUKE K. MCCALL, JR.

EARLE G. PREVOST

J. RICHARD KELLY

A. MARVIN QUATTLEBAUM

JACK H. TEDARDS, JR.

F. MARION HUGHES

MICHAEL J. GIESE

MARK R. HOLMES

WILLIAM L. DENNIS

NATALMA M. MCKNEW

ROBERT A. DEHOLL

RICHARD L. FEW, JR.

STEVEN E. FARRAR

NANCY HYDER ROBINSON

RUSSELL D. GHENT

H. GIBERT SANDERS, III

THOMAS W. EPTING

MATTHEW H. HENRIKSON

JAMES L. ROGERS, JR

DAVID E. HODGE

FRANK C. WILLIAMS III

WILLIAM L. PITMAN*

ROBERT D. MOSELEY, JR

JAMES T. HEWITT

KURT M. ROZELSKY

J. TOD HYCHE

LAUREL R.S. BLAIR

JAMILE J. FRANCIS III

JOHN P. RIORDAN

DANIEL C. PATTERSON

SEANN GRAY TZOUVELEKAS

LANGDON CHEVES III

WILLIAM B. SWENT

LAURIN MILFORD MCDONALD

MICHELE FULLER LYERLY

PETER A. RUTLEDGE

PAUL E. HAMMACK

PETER B. BYFORD

CARI V. HICKS

MARY H. ABEL

JENNIFER ADAMSON MOORHEAD

ALEXANDRE N. MACCLENAHAN

J. DERHAM COLE, JR.

ERIKA B. NEWSOM

ZANDRA L. JOHNSON

S. BROOKE CHAPMAN

JESSICA L. ANDERSON

P. GRIFFIN BELL

THOMAS M. LARKIN

REBECCA H. ZABEL

ATTORNEYS AT LAW THE LEATHERWOOD PLAZA 300 EAST MCBEE AVENUE, SUITE 500 GREENVILLE, SOUTH CAROLINA 29601 FAX: (864) 240-2477 TELEPHONE: (864) 242-6440 November 18, 2005

Mailing Address:

Post Office Box 87

Greenville, SC 29602-0087

COUNSEL:

J.D. TODD, JR.

JAMES H. WATSON

J. BRANTLEY PHILLIPS, JR.

D.B. LEATHERWOOD

1896-1989

WESLEY M. WALKER

1915-1999

FLETCHER C. MANN

1921-2003

WRITER’S

Direct Dial: 864-240-2473

Direct Fax: 864-240-2479

E-Mail: rfew@lwtm.com

*	Admitted in the Commonwealth of Virginia only

Board of Directors

Computer Software Innovations, Inc.

1661 East Main Street

Easley, SC 29640

Ladies and Gentlemen:

This letter is in reference to the Registration Statement on Form SB-2 (the “Registration Statement”) to be filed by Computer Software Innovations, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933, as amended, of 15,518,208 shares of the Company’s Common Stock, $0.001 par value (the “Shares”) to be sold by Barron Partners LP as selling stockholder (the “Selling Stockholder”). The Shares are to be offered and sold from time to time by the Selling Stockholder as described in the Registration Statement.

The Shares may be acquired by the Selling Stockholder upon: (i) the conversion of 7,217,736 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”) held by the Selling Stockholder into an equal number of shares of the Company’s common stock, subject to adjustment pursuant to the terms of the Company’s Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) (ii) the exercise of two separate Common Stock Purchase Warrants (the “Warrants”) held by the Selling Stockholder, providing for the acquisition, in the aggregate, of 7,217,736 shares of the Company’s common stock, subject to adjustment pursuant to the terms of the Warrants (the “Warrant Shares”); and (iii) the conversion into Company common stock of up to 1,082,736 additional shares of Preferred Stock issuable to the Selling Stockholder in the event the Company does not maintain an effective registration statement in accordance with the terms of a registration rights agreement between the Company and the Selling Stockholder, subject to adjustment pursuant to the terms of the Certificate of Designation (together with the shares of common stock in (i) above, the “Conversion Shares”).

November 18, 2005

We have examined such corporate proceedings, records and documents as we considered necessary for the purposes of this opinion.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that: (i) the aforementioned Conversion Shares, upon issuance at the conversion of the Preferred Stock pursuant to the Certificate of Designation in accordance with the terms and conditions thereof, will be validly issued, fully paid and non-assessable under the laws of the State of Delaware; and (ii) the aforementioned Warrant Shares, upon issuance pursuant to the Warrants in accordance with the terms and conditions thereof, including the payment of the exercise price thereof, will be validly issued, fully paid and non-assessable under the laws of the State of Delaware.

The opinion expressed herein is limited in all respects to the application of the General Corporation Law of the State of Delaware, including (i) the statutory provisions thereof, (ii) all applicable provisions of the Delaware Constitution and (iii) reported judicial decisions interpreting such laws. Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement.

Very truly yours,

LEATHERWOOD WALKER TODD & MANN, P.C.

/s/ Richard L. Few, Jr.
Richard L. Few, Jr.
Managing Shareholder